UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 16, 2006

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Equipment Lease Financing

On August 16, 2006, we entered into a master lease agreement with Carlton Financial Corporation (“Carlton”) pursuant to which we may “finance lease” up to $3,000,000 of equipment purchases for three future restaurant locations.  The master lease agreement (including the form of lease schedule and the form of first amendment thereto), which is attached hereto as Exhibit 10.1, is incorporated by reference in response to this Item 1.01.  We also entered into an interim funding agreement with Carlton in order to make advance payments to vendors as may be required in connection with the acquisition of such equipment.  The interim funding agreement, which is attached hereto as Exhibit 10.2, is incorporated by reference in response to this Item 1.01.

Under the master lease agreement, we anticipate entering into various lease schedules and amendments thereto pursuant to which we will lease equipment for initial lease terms of 39 months.  Our monthly lease payments will be $31,575 per restaurant location, subject to adjustment.  We are required to pay all fees, assessments, sales, use, property and other taxes imposed upon Carlton.  We will be required to maintain physical damage and liability insurance in accordance with industry standards.  We will also maintain the equipment in the same condition as when originally delivered, normal wear and tear excepted.  As equipment is financed, we anticipate providing Carlton with a refundable security deposit of $200,000 per restaurant location as well as a security interest in certain other equipment.  In addition, we gave Carlton the right of refusal of subsequent lease funding for three additional restaurant locations over the next 12 months.

Under our arrangement with Carlton, at the end of each initial lease term, we may (a) purchase Carlton’s interest in all, but not less than all, of the equipment for a purchase price equal to the greater of (1) the fair market value of the equipment, or (2) the original cost of the equipment, or (b) renew such lease for 12 months at a monthly lease payment equal to half of the original monthly lease payment, subject to adjustment, and take ownership of the equipment thereafter for $1.00.

Steven J. Wagenheim, our President and Chief Executive Officer, was required to personally guarantee payments to be made to Carlton under the lease financing.  The guaranty, which is attached hereto as Exhibit 10.3, is incorporated by reference in response to this Item 1.01.  We expect to pay the guaranty fee to Mr. Wagenheim that we currently pay him pursuant to other existing related party guarantees.  The amount of such compensation is calculated based on 3% of the weighted average daily balances of such debt at the end of each monthly accounting period.

Amendment to Loan Agreement

We entered into an amendment, effective August 16, 2006, to a Loan Agreement with First National Bank of Pierre, South Dakota.  The amendment extended the maturity date of the $1,500,000 loan we originally obtained in 2001 to finance the construction and equipping of our restaurant in Fargo, North Dakota, from February 2007 to August 2011.  The loan balance is now approximately $1,350,000.  The bank also released its security interest in all collateral for the loan other than tangible personal property and fixtures located at or used in the operation of the Fargo site, and the bank released the guaranties of Arthur E. Pew III, one of our directors, and William E. Burdick, one of our former directors.  Steven J. Wagenheim, our President, Chief Executive Officer and one of our directors, remains a guarantor.

ITEM 2.03        CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The contents of Item 1.01 above are incorporated herein by reference in their entirety.

ITEM 9.01                                    FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits.  See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: August 22, 2006	By:	/s/	Steven J. Wagenheim
Steven J. Wagenheim
President and Chief Executive Officer

EXHIBIT INDEX

10.1                           Master Lease Agreement by and between the Registrant and Carlton Financial Corporation, dated August 16, 2006 (including form of lease schedule and form of first amendment thereto).

10.2                           Interim Funding Agreement by and between the Registrant and Carlton Financial Corporation, dated August 16, 2006.

10.3                           Guaranty from Steven J. Wagenheim to Carlton Financial Corporation, dated August 16, 2006.

10.4                           First Amendment to Loan Agreement by and between First National Bank and the Registrant, effective August 16, 2006.